Exhibit 10.1

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 1, 2020, by and among Silicon Valley Bank, a California corporation (“Bank”), LEAF GROUP LTD., a Delaware corporation (“Parent”), SOCIETY6, LLC, a Delaware limited liability company, WELL+GOOD LLC, a New York limited liability company, LS MEDIA HOLDINGS, LLC, a Delaware limited liability company, DENY DESIGNS, LLC, a Delaware limited liability company, SAATCHI ONLINE, INC., a Delaware corporation, OTHER ART FAIRS, LLC, a Delaware limited liability company, LEAF GROUP SERVICES, LLC, a Delaware limited liability company and LEAF OIYS, LLC, a Delaware limited liability company (together with Parent, each a “Co-Borrower” and collectively, “Co-Borrowers”).

Recitals

A.           Bank and Co-Borrowers have entered into that certain Loan and Security Agreement dated as of November 7, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Co-Borrowers for the purposes permitted in the Loan Agreement.

C.           Co-Borrowers have requested that Bank amend the Loan Agreement to (i) modify the borrowing formula, (ii) add a financial covenant, (iii) extend the maturity date, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Amendments to Loan Agreement.

2.1          Section 2.3 (Overadvances). Section 2.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.3        Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either (a) the Revolving Line or (b) the sum of (i) the Borrowing Base plus (ii) the Non-Formula Sublimit, Co-Borrowers shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Co-Borrowers’ obligation to repay Bank any Overadvance, Co-Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).”

2.2          Section 6.3 (Accounts Receivable). Sections 6.3(b) and 6.3(c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(b)          Disputes. Co-Borrowers shall promptly notify Bank of all disputes or claims in excess of Fifty Thousand Dollars ($50,000) relating to Accounts. Co-Borrowers may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Co-Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and, to the extent such Accounts exceed Fifty Thousand Dollars ($50,000) reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of (i) the Revolving Line or (ii) the sum of (A) the Borrowing Base plus (B) the Non-Formula Sublimit.

(c)          Collection of Accounts. Co-Borrowers shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Co-Borrowers shall promptly deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations (other than Obligations owing under the Non-Formula Sublimit) under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Co-Borrowers’ operating account with Bank. Co-Borrowers hereby authorize Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Co-Borrowers of their obligations hereunder).”

2.3          Section 6.9 (Financial Covenant). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.9          Financial Covenant. Co-Borrowers shall, at all times, but tested as of the last day of each calendar month, maintain a Liquidity Ratio of at least 1.50 to 1.00.”

2.4          Section 6.15 (Post-Closing Deliverables). Section 6.15(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)          Co-Borrowers shall, on or prior to August 31, 2020, close the Barclay’s Account and the NAB Account and transfer all amounts therein to Co-Borrowers accounts at Bank or Bank’s Affiliates. Notwithstanding the foregoing, any failure to complete such closure and transfer of the Barclay’s Account and/or the NAB Account within the timeframe set forth herein that is solely a result of Bank’s or its Affiliates’ failure to timely open and make available substantially equivalent replacement accounts shall not constitute an Event of Default hereunder.”

2.5          Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)          (i) A Co-Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.12, 6.14 or 6.15 or violates any covenant in Section 7, or (ii) Co-Borrowers fail to maintain compliance with the financial covenant set forth in Section 6.9 hereof, unless any such failure to comply is cured within three (3) Business Days after the occurrence thereof; or”

2.6          Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base plus the Non-Formula Sublimit, minus, in each case, (b) the outstanding principal balance of any Advances.

“First Amendment Effective Date” means June 1, 2020.

“Liquidity Ratio” means a ratio of (a) (i) unrestricted cash and Cash Equivalents held by Co-Borrowers in accounts at Bank, plus (ii) an amount equal to the product of (A) Co-Borrower’s net trade accounts receivable (determined in accordance with GAAP), multiplied by (B) sixty percent (60%), to (b) (i) the outstanding principal balance of any Advances (other than amounts outstanding in connection with the PPP Loan), plus (ii) Co-Borrowers’ accounts payable owing to artists selling works on Co-Borrowers’ platforms, as defined in Financial Statements delivered in accordance with Section 6.2.

“Non-Formula Sublimit” is availability for Advances under the Revolving Line without regard to Eligible Accounts in an aggregate amount equal to (a) at all times during the period of time from the First Amendment Effective Date through and including December 1, 2020, One Million Dollars ($1,000,000), and (b) at all times after December 1, 2020, Zero Dollars ($0.00).

“PPP Loan” means that certain loan made by Bank to Parent under the Paycheck Protection Program established pursuant to the Coronavirus Aid, Relief and Economic Security Act (as amended, and the related rules and regulations).

“Revolving Line Maturity Date” is May 5, 2021.

“Streamline Period” is, on and after the First Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Co-Borrowers provide to Bank a written report confirming that Co-Borrowers have, for each consecutive day in the immediately preceding month maintained a Liquidity Ratio no less than 1.75:1.00, as determined by Bank in its good faith business discretion, (the “Streamline Ratio”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter on which Co-Borrowers fail to maintain the Streamline Ratio, as calculated by Bank. Upon termination of a Streamline Period, Co-Borrowers must maintain the required Streamline Ratio each consecutive day for one (1) fiscal quarter as determined by Bank, prior to entering into a subsequent Streamline Period. Each Streamline Period shall commence on the first day of the monthly period following the date Bank determines that the conditions set forth herein have been achieved.

“Streamline Ratio” is defined in the definition of Streamline Period.

2.7          Section 13 (Definitions). Subsection (a) of the defined term “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated to read as follows:

“(a)          Co-Borrowers’ Indebtedness to Bank under this Agreement, the other Loan Documents and in connection with the PPP Loan;”

2.8          Exhibit B of the Loan Agreement hereby is replaced with Exhibit B attached hereto.

3.            Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, each Co-Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Co-Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Co-Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material agreement binding on Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, or (d) the organizational documents of Co-Borrower;

4.6          The execution and delivery by Co-Borrower of this Amendment and the performance by Co-Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Co-Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Co-Borrower and is the binding obligation of Co-Borrower, enforceable against Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Ratification of Intellectual Property Security Agreement. Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of those certain Intellectual Property Security Agreements dated as of the Effective Date between each Co-Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) except as set forth on Schedule 1 hereto, contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

6.            Ratification of Perfection Certificate.  Each Co-Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates dated on or prior to the Effective Date and acknowledges, confirms and agrees that, except as set forth on Schedule 1 hereto, the disclosures and information such Co-Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.            Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.            Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Co-Borrowers’ payment to Bank of (i) a commitment fee in an amount equal to Twenty Five Thousand Dollars ($25,000), and (ii) all Bank Expenses due and owing as of the date hereof, which may be debited from any of Co-Borrowers’ accounts at Bank.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CO-BORROWERS:

LEAF GROUP LTD.		DENY DESIGNS, LLC, by Leaf Group Ltd., its sole member

By:	/s/ Sean Moriarty	By:	/s/ Sean Moriarty

Name:	Sean Moriarty	Name:	Sean Moriarty

Title:	Chief Executive Officer	Title:	Chief Executive Officer

SOCIETY6, LLC, by Leaf Group Ltd., its sole member		SAATCHI ONLINE, INC.

By:	/s/ Sean Moriarty	By:	/s/ Sean Moriarty

Name:	Sean Moriarty	Name:	Sean Moriarty

Title:	Chief Executive Officer	Title:	Chief Executive Officer

WELL+GOOD LLC, by Leaf Group Ltd., its sole member		OTHER ART FAIRS, LLC, by Leaf Group Ltd., its sole member

By:	/s/ Adam Wergeles	By:	/s/ Sean Moriarty

Name:	Adam Wergeles	Name:	Sean Moriarty

Title:	Executive Vice President and Secretary	Title:	Chief Executive Officer

LS MEDIA HOLDINGS, LLC, by Leaf Group Ltd., its sole member		LEAF GROUP SERVICES, LLC, by Leaf Group Ltd., its sole member

By:	/s/ Sean Moriarty	By:	/s/ Sean Moriarty

Name:	Sean Moriarty	Name:	Sean Moriarty

Title:	Chief Executive Officer	Title:	Chief Executive Officer

LEAF OIYS, LLC, by Leaf Group Ltd., its sole member

By:	/s/ Sean Moriarty

Name:	Sean Moriarty

Title:	Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BANK:

SILICON VALLEY BANK

By	/s/ Andrea Jones

Name:	Andrea Jones

Title:	Vice President